                                                                    Exhibit 10.1

                          MEDVEST HOLDINGS CORPORATION
                             STOCKHOLDERS AGREEMENT

          THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made as of May 21, 2003, by and among MedVest Holdings Corporation, an Ohio corporation (the "COMPANY"), OEP MedVest LLC, a Delaware limited liability company ("OEP"), each of the Persons party hereto listed on the SCHEDULE OF INVESTORS attached hereto (the "INVESTORS"), and each of the other Persons who hereafter agree to become party to and bound by this Agreement by signing a copy of the Form of Transfer Notice and Joinder Agreement (the "JOINDER AGREEMENT"), a copy of which is attached to this Agreement as EXHIBIT A. OEP, the Investors and such other Persons who become parties hereto from time to time are collectively referred to as the "STOCKHOLDERS" and individually as a "STOCKHOLDER." Each Stockholder and the Company are referred to individually as a "PARTY" and collectively as the "PARTIES." Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in SECTION 9 hereof.

          WHEREAS, the Company, OEP and the Investors desire to enter into this Agreement to, among other things, (i) establish the composition of the Company's board of directors (the "BOARD"), (ii) assure continuity in the management and ownership of the Company and (iii) limit the manner and terms by which the Stockholder Shares may be transferred.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

          Section 1.     MANAGEMENT.

          (a) BOARD OF DIRECTORS. Each holder of Stockholder Shares shall vote all of his, her or its Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings, and in its capacity as a stockholder in any of the Subsidiaries), so that:

                 (i) the authorized number of directors on the Board shall be seven (7);

                 (ii)    the following individuals shall be elected to the
     Board:

                         (A) three representatives designated by OEP and the Permitted Transferees of OEP that have become Stockholders hereunder, from time to time, who initially shall be Timothy A. Dugan, Harreld N. Kirkpatrick III and James G. Connelly III (the "OEP DIRECTORS");

                         (B) two representatives designated by the Investors and the Permitted Transferees of the Investors that have become Stockholders hereunder, from time to time, who initially shall be Dominick Arena and Dr. Georg Landsberg (the "MANAGEMENT DIRECTORS"); PROVIDED, HOWEVER, the Company's chief executive officer shall at all times constitute one of the Management Directors;

                         (C) one representative designated by OEP and/or the Permitted Transferees of OEP that have become Stockholders hereunder, from time to time to be an independent, outside director (which representative shall be reasonably acceptable to the Investors and/or the Permitted Transferees of the Investors that have become Stockholders hereunder); and

                         (D) one representative designated by the Investors and/or the Permitted Transferees of the Investors that have become Stockholders hereunder, from time to time to be an independent, outside director (which representative shall be reasonably acceptable to OEP and/or the Permitted Transferees of OEP that have become Stockholders hereunder.

                 (iii) Notwithstanding anything to the contrary herein, OEP and its Permitted Transferees shall only be entitled to appoint two representatives under SECTION 1(a)(ii) if at any time after the date hereof OEP and the Permitted Transferees of OEP that have become Stockholders hereunder own less than fifty percent (50%) of the Common Stock owned by such Persons as of the date hereof, and one representative under SECTION 1(a)(ii) if at any time after the date hereof OEP and the Permitted Transferees of OEP that have become Stockholders hereunder own less than twenty percent (20%) of the Common Stock owned by such Persons as of the date hereof; PROVIDED, that OEP and the Permitted Transferees of OEP shall not be entitled to appoint any representative under SECTION 1(a)(ii) if at anytime after the date hereof OEP and the Permitted Transferees of OEP that have become Stockholders hereunder own less than ten percent (10%) of the Common Stock owned by such Persons as of the date hereof.

                 (iv) Notwithstanding anything to the contrary herein, the Investors and their Permitted Transferees shall only be entitled to appoint one representative under SECTION 1(a)(ii) if at anytime after the date hereof the Investors and their Permitted Transferees that have become Stockholders hereunder own less than twenty percent (20%) of the Common Stock owned by such Persons as of the date hereof; PROVIDED, that the Investors and their Permitted Transferees shall not be entitled to appoint any representative under SECTION 1(a)(ii) if at anytime after the date hereof the Investors and their Permitted Transferees that have become Stockholders hereunder own less than ten percent (10%) of the Common Stock owned by such Persons as of the date hereof.

                 (v) The composition of the board of directors of the Company's Subsidiary, Medex, Inc., an Ohio corporation ("MEDEX"), shall be the same as that of the Board (the "SUB BOARD").

                 (vi) The removal from the Board or Sub Board (with or without cause) of any member shall be only upon the written request of the Person or Persons originally entitled to designate such member pursuant to
     SECTION 1(a)(ii) above.

                 (vii) In the event that any representative designated hereunder ceases to serve as a member of the Board or Sub Board during his or her term of office, the resulting vacancy shall be filled in the manner provided in SECTION 1(a)(ii) above, as the case may be.

                 (viii) If any party fails to designate a representative to fill a directorship pursuant to the terms of this SECTION 1 prior to the time designated by the Company for the election of directors, the size of the Board shall be deemed to be reduced to the number of directors then serving until such time as such party designates a representative to fill such directorship, whereupon the size of the Board shall be increased accordingly.

                 (ix) The Company (and its Subsidiaries, as the case may be) shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and the Sub Board and any committee thereof and shall also pay the fees, if any, to the outside directors as agreed to from time to time by the Company and such outside directors.

                 (x) The right to designate the directors under SECTION 1 shall not be assignable to any transferee other than a Permitted Transferee of Stockholder Shares.

          (b) CONSENT OF REQUISITE MAJORITY. Notwithstanding any provision of the Company's Articles of Incorporation or Code of Regulations to the contrary, but subject to the terms of this Agreement, the Company will not take any of the following actions unless written consent of the Requisite Majority approving such action is obtained:

                 (i) Authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) in one or more transactions of any equity securities of the Company or any Subsidiary of the Company except pursuant to the terms of this Agreement or any employee or director incentive plans in existence on the date of this Agreement or later approved by the Board of Directors and pursuant to this SECTION 1(b);

                 (ii) Amend, modify, waive or repeal any term of any equity security issued by the Company;

                 (iii) Except pursuant to the terms of this Agreement or any employee or director incentive plans in existence on the date of this Agreement or later approved by the Board of Directors and pursuant to this
     SECTION 1(b), redeem or repurchase any Preferred Stock or other equity security of the Company or any Subsidiary of the Company;

                 (iv) Adopt any new, or amend any, employee or director incentive plan providing for the issuance of equity securities of the Company or any Subsidiary of the Company;

                 (v)     Approve any Sale of the Company;

                 (vi)    Voluntarily liquidate, dissolve or wind up the Company;

                 (vii) Grant any rights of first offer, first refusal or any similar rights relating to a Sale of the Company.

                 (viii) Engage (directly or indirectly) in a new business activity other than a business reasonably related to the Company's or any Subsidiary of the Company's existing business;

                 (ix) Sell or otherwise dispose of any material business of the Company or any Subsidiary of the Company;

                 (x) Except for customary director, officer and employee compensation, enter into or amend, modify, renew or otherwise materially revise (directly or indirectly) any borrowing, transaction or agreement with any Affiliate involving payments by the Company for such borrowing, transaction or agreement which, when aggregated with all other such payments by the Company exceed $100,000 in any one year or which individually involve payments by the Company in excess of $500,000 during the term of any such borrowing, transaction or agreement; or

                 (xi) Make any loans or advances to any third party, other than (i) travel and entertainment advances to employees in the ordinary course of business, (ii) notes payable issued to the Company as part of the purchase price for a disposition of assets otherwise permitted hereunder, and (iii) advances and deposits made in the ordinary course of business.

          (c) CONSENT OF MANAGEMENT DIRECTOR. Notwithstanding any provision of the Company's Articles of Incorporation or Code of Regulations to the contrary, but subject to the terms of this Agreement, the Company will not take any of the actions described in item (x) of SECTION 1(b) above unless the consent of at least one of the Management Directors is obtained.

          Section 2. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite his, her, or its name on the SCHEDULES attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and
(iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          Section 3.     SALE OF THE COMPANY.

          (a) If, at any time, OEP or the Board concludes that it will solicit a Sale of the Company with any Independent Third Party or group of Independent Third Parties, one or more OEP Directors will consult with one or more Management Directors about plans for such a solicitation and the Management Directors, on behalf of one or more Investors, shall be permitted to submit proposals relating to a proposed Sale of the Company transaction, which proposal shall indicate the proposed purchase price and other material terms of such transaction, for consideration by OEP or the Board.

          (b) If, at any time, the Board and the Requisite Majority approve a Sale of the Company to any Independent Third Party or group of Independent Third Parties, each Stockholder shall vote for, consent to and raise no objections against such Sale of the Company; PROVIDED that such transaction complies with the terms of this Agreement, including SECTIONS 3(b) and 3(c) hereof. If the Sale of the Company is structured as a (i) merger or consolidation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares shall agree to sell all of his, her or its shares of such stock and rights to acquire shares of such stock on the terms and conditions approved by the Board and the Requisite Majority. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Sale of the Company as reasonably requested by the Company.

          (c) The obligations of the Stockholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, each Stockholder shall receive the same form of consideration and the same amount of consideration per share of each class of Stockholder Shares as set forth in SECTION 4 below; (ii) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Stockholder Shares shall be given the same option; (iii) no holder of Stockholder Shares shall receive any payments, rights or other benefits not received by all other holders of the class of Stockholder Shares held by such holder, except to the extent that such payments, rights or benefits are provided to such holder otherwise than in its capacity as a holder of Stockholder Shares and are on terms no more favorable than would be given to an unrelated third party in an arm's-length transaction; and (iv) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares shall be given an opportunity, at such holder's election, to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such class of Stockholder Shares or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share received by holders of such class of Stockholder Shares in connection with the Sale of the Company less the exercise price per share of such class of Stockholder Shares of such rights to acquire such class of Stockholder Shares by
(2) the number of shares of such class of Stockholder Shares issuable upon the exercise of such rights.

          (d) Notwithstanding anything herein to the contrary, in connection with a Sale of the Company (i) each Stockholder will only be required to make representations and warranties as to due organization, good standing, due power and authority, execution, delivery and performance of required documents, non-contravention and ownership of stock (free and clear of all liens), and (ii) each Stockholder shall be severally (and not jointly and severally) obligated to join on a PRO RATA basis (based on its share of the aggregate proceeds paid with respect to its interest) in any indemnification obligation the other Stockholders have agreed to in connection with such Sale of the Company other than any such obligation that relates specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of stock; PROVIDED HOWEVER, that no Stockholder shall be obligated in connection with such sale to indemnify the prospective transferee or its Affiliates with respect to an amount in excess of the net cash proceeds paid to any such Stockholder, as applicable, in connection with such Sale of the Company (other than as a result of a breach of its representations and warranties described in clause (i) above, as to which no limitation shall apply).

          Section 4. DISTRIBUTIONS UPON A SALE OF THE COMPANY. In the event of a sale or exchange by the Stockholders of all or substantially all of the Common Stock and Preferred Stock held by the Stockholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), including, without limitation, a Sale of the Company, each Stockholder shall receive in exchange for the shares of each class of Stockholder Shares held by such Stockholder the same portion of the aggregate consideration from such sale or exchange that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences of such class of Stockholder Shares set forth in the Company's Articles of Incorporation as in effect immediately prior to such sale or exchange. Each Stockholder shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.

          Section 5. INITIAL PUBLIC OFFERING. In the event that the Board approves an Initial Public Offering pursuant to an effective registration statement under the Securities Act, the Stockholders shall take all necessary or desirable actions in connection with the consummation of the Initial Public Offering as the Board may reasonably request in connection therewith. In the event that the Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital stock structure would adversely affect the marketability of the Initial Public Offering, each Stockholder shall consent to and vote for a recapitalization, reorganization and/or exchange of Common Stock and/or Preferred Stock into securities that the managing underwriters and the Board find acceptable and shall take all necessary or desirable actions in connection with the consummation of such recapitalization, reorganization and/or exchange; PROVIDED that such action does not materially and adversely affect the relative rights of any class of Stockholder Shares in a manner different than any other class of Stockholder Shares.

          Section 6.     RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

          (a)    FIRST REFUSAL RIGHTS.

                 (i) At least fifteen (15) days prior to any Transfer of Stockholder Shares (other than (i) a Transfer pursuant to a Public Sale,
     (ii) a Transfer to the Company, (iii) a Transfer to another Stockholder or his, her or its Permitted Transferees, (iv) a Transfer to a Permitted Transferee, (v) redemptions of Preferred Stock pursuant to the Company's Articles of Incorporation, or (vi) a Transfer pursuant to SECTIONS 3 or 6) by an Investor or its Permitted Transferees (a "TRANSFERRING HOLDER"), such Transferring Holder shall first offer to sell such Transferring Holder's Stockholder Shares by delivering a written notice (the "TRANSFER NOTICE") to the Company, the Investors other than the

     Transferring Holder, OEP and OEP's Permitted Transferees that have become Stockholders hereunder, specifying in reasonable detail the number and class of shares to be Transferred, the identity of the prospective transferee(s), the closing date for the proposed Transfer, which date shall not be earlier than forty-five (45) days from the date of the Transfer Notice, and all material terms and conditions of the Transfer, which terms and conditions shall have been agreed upon by the prospective transferee(s). The Investors other than the Transferring Holder, on a pro-rata basis (calculated as a percentage, the numerator of which is the number of Stockholder Shares then held by the Investor electing to participate and the denominator of which is the total number of Stockholder Shares held by all the participating Investors), may elect to purchase all or any portion of the Stockholder Shares to be transferred at the same price and on the same terms as such Stockholder Shares are to be offered to such other Persons by delivering written notice to the Transferring Holder, the Investors other than the Transferring Holder, OEP and to OEP's Permitted Transferees that have become Stockholders hereunder within fifteen (15) days after delivery of the Transfer Notice. If for any reason the Investors other than the Transferring Holder do not elect to purchase all of the Stockholder Shares to be transferred, the Company shall be entitled to purchase all of the Stockholder Shares which the Investors other than the Transferring Holder have not elected to purchase (the "AVAILABLE SECURITIES") at the same price and on the same terms as such Available Securities are to be offered to such other Persons by giving written notice of such election to the Investors other than the Transferring Holder, to OEP and to OEP's Permitted Transferees that have become Stockholders hereunder and to the Transferring Holder within thirty
     (30) days after delivery of the Transfer Notice. If for any reason the Investors other than the Transferring Holder and the Company do not elect to purchase all of the Stockholder Shares to be transferred, OEP shall be entitled to purchase all of the Available Securities at the same price and on the same terms as such Available Securities are to be offered to such other Persons by giving written notice of such election to the Investors other than the Transferring Holder and to the Transferring Holder and the Company within forty-five (45) days after delivery of the Transfer Notice.

                 (ii) The consummation of the Transfer under SECTION 6(a)(i) above shall take place at 10:00 a.m. local time at the offices of the Company, on the earlier of (x) date specified for the proposed Transfer in the notice from the applicable purchaser accepting the offer set forth in the Transfer Notice, or (y) the closing date specified by the Transferring Holder in the Transfer Notice, at which time the purchaser shall deliver the appropriate consideration, and the Transferring Holder shall deliver certificates (or an affidavit of lost certificate, as appropriate) representing the Stockholder Shares to be sold, free and clear of any and all liens, claims and encumbrances whatsoever (except those imposed by this Agreement and federal and any applicable state securities laws generally), together with such other instruments and documents of transfer as the purchaser shall reasonably request.

                 (iii) If the Investors other than the Transferring Holder and/or the Company, OEP and OEP Permitted Transferees do not elect to purchase, collectively, all of the Stockholder Shares specified in the Transfer Notice, then the Transferring Holder may transfer all of the Stockholder Shares specified in the Transfer Notice to the transferee(s) identified in the Transfer Notice for (x) a price no less than the price specified in the Transfer Notice and (y) other terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice, during the 120-day period immediately following the date on which the Transfer Notice has been given to the Company, the Investors other than the Transferring Holder, OEP and OEP's Permitted Transferees. Any Stockholder Shares not transferred within such 90-day period will be subject to the provisions of this SECTION 6(a) upon subsequent Transfer.

          (b) PARTICIPATION RIGHTS. At least thirty (30) days prior to any Transfer of Stockholder Shares by OEP or by any Permitted Transferee of OEP that has become a Stockholder hereunder (each, a "SIGNIFICANT STOCKHOLDER") (other than (i) pursuant to a Public Sale, (ii) a Transfer to any Permitted Transferee(s), (iii) an Exempt Transfer, or (iv) redemptions of Preferred Stock pursuant to the Company's Articles of Incorporation), the transferring Significant Stockholder shall deliver a written notice (the "TAG-ALONG SALE NOTICE") to the Company and each other Stockholder, including the other Significant Stockholders (the "OTHER STOCKHOLDERS"), specifying in reasonable detail the identity of the prospective transferee(s), the number and the class of shares to be Transferred and the terms and conditions of the Transfer. In the event that any of the Other Stockholders hold the class of Stockholder Shares which are to be transferred, such Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the transferring Significant Stockholder within fifteen (15) days after delivery of the Tag-Along Sale Notice. If any Other Stockholders elect to participate in such Transfer (each a "PARTICIPATING STOCKHOLDER"), and any of the Stockholder Shares specified in the Tag-Along Sale Notice are shares of Common Stock, the transferring Significant Stockholder and each Participating Stockholder shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the percentage of shares of Common Stock held by such Stockholder by the aggregate percentage of shares of Common Stock held by the transferring Significant Stockholder and all Participating Stockholders participating in such Transfer and (ii) the number of shares of Common Stock to be sold in the contemplated Transfer. All such determinations of the number of shares and percentage of Common Stock made under this SECTION 6(b) shall be made on a fully-diluted basis.

          FOR EXAMPLE, if the Tag-Along Sale Notice contemplated a sale of 100 shares of Common Stock by the transferring Significant Stockholder, and if the transferring Significant Stockholder at such time owns 30% of the total number of outstanding shares of Common Stock and if one Participating Stockholder elects to participate and such Stockholder owns 20% of the total number of outstanding shares of Common Stock, the transferring Significant Stockholder would be entitled to sell 60 shares (30% DIVIDED BY 50% x 100) and the Participating Stockholder would be entitled to sell 40 shares (20% DIVIDED BY 50% x 100).

          If any of the Stockholder Shares specified in the Tag-Along Sale Notice consists of any class of Preferred Stock, the transferring Significant Stockholder and each Participating Stockholder shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of any class of Preferred Stock held by such Stockholder equal to the aggregate number of shares of Preferred Stock to be Transferred multiplied by a fraction, the numerator of which is the liquidation value (plus accrued and unpaid dividends thereon) of such shares of any class of Preferred Stock owned by such Participating Stockholder and the denominator of which is the liquidation value (plus accrued and unpaid dividends thereon) of such shares of all classes of Preferred Stock owned by all holders participating in such transaction.

          FOR EXAMPLE, if the Tag-Along Sale Notice contemplated a sale of 100 shares of Preferred Stock by the transferring Significant Stockholder and if the Preferred Stock owned by the transferring Significant Stockholder had a liquidation value (plus accrued and unpaid dividends thereon) of $1,080,000 and if one other holder elects to participate and the Preferred Stock owned by such electing holder has a liquidation value (plus accrued and unpaid dividends thereon) of $2,160,000, the transferring Significant Stockholder would be entitled to sell 33 1/3 shares of Preferred Stock ((1,080,000 / 3,240,000) * 100 shares) and the electing holder would be entitled to sell 66 2/3 shares ((2,160,000 / 3,240,000) * 100 shares) of Preferred Stock.

          The transferring Significant Stockholder shall use its reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in any contemplated Transfer, and the transferring Significant Stockholder shall not Transfer any of its Stockholder Shares of such class to the prospective transferee(s) unless (1) the prospective transferee(s) agrees to allow the participation of the Participating Stockholders or (2) the transferring Significant Stockholder agrees to purchase the number of such class of Stockholder Shares from any Participating Stockholders which the Participating Stockholders would have been entitled to sell (and at the price it would have received) pursuant to this SECTION 6(b). If any securities convertible, exchangeable or exercisable for any class of Stockholder Shares (or securities into which any class of Stockholder Shares are convertible, exchangeable or exercisable) are included in any Transfer under this SECTION 6(b), the purchase price for such securities shall be equal to the full purchase price determined hereunder for the Stockholder Shares covered by the portion of such securities to be transferred, reduced by the aggregate exercise price for such shares.

          Each Stockholder transferring Stockholder Shares pursuant to this
SECTION 6(b) shall pay its PRO RATA share (based on the aggregate consideration to be received with respect to each class of stock to be sold, taking into account the relative preferences and priorities of the shares to be sold) of reasonable expenses incurred by the Stockholders in connection with such Transfer (other than transaction fees paid to the transferring Significant Stockholder or its Affiliates) and shall be obligated, on a several (and not on a joint and several) basis, to join on a PRO RATA basis (based on the aggregate consideration to be received with respect to each class of stock to be sold) in any representations, warranties, indemnification provisions or other obligations (including, without limitation, any escrow arrangements) that the transferring Significant Stockholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares); PROVIDED that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferee(s) with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer. If any Transfer is not consummated on the same terms and conditions as set forth in the Tag-Along Sale Notice within ninety (90) days after the expiration of the notice periods described above, the transferring Significant Stockholder shall again comply with the terms of this SECTION 6(b) with respect to such Transfer.

          (c)    PERMITTED TRANSFERS. The restrictions contained in this
SECTION 6 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) in the case of a Stockholder who is an individual, pursuant to applicable laws of descent and distribution or among such individual's Family Group, to any estate planning trust of a Stockholder established for the sole benefit of such individual's Family Group, provided that the grantor Stockholder is the trustee of such trust, to any family limited partnership or family limited liability company of which the grantor Stockholder is and must remain a controlling Person with respect to the voting and the disposition of the Stockholder Shares held thereby or to such other personal estate or tax planning vehicle or device of which the grantor Stockholder is a controlling Person with respect to the voting and the disposition of the Stockholder Shares held thereby, (ii) in the case of a Stockholder which is not an individual, among such entity's Affiliates (for the purposes hereof, the Company shall not be deemed to be an Affiliate of any Stockholder), (iii) in the case of OEP and its Permitted Transferees, if such Transfer constitutes an in-kind distribution to its members of their respective PRO RATA interest in the Stockholder Shares so Transferred and any subsequent Transfer by such members constituting an in-kind distribution to the equity owners of any such member of such equity owner's PRO RATA interest in the Stockholder Shares held by such member and (iv) in the case of Stockholder Shares owned or held by any Deferred Compensation Plan, any distribution or Transfer to the beneficiaries of such Deferred Compensation Plan; PROVIDED that the restrictions contained in this SECTION 6 shall continue to be applicable to the Stockholder Shares after any of the foregoing Transfers, and PROVIDED FURTHER that the transferees of such Stockholder Shares shall have entered into a Joinder Agreement and agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred. All transferees permitted under this SECTION 6(c) are collectively referred to herein as "PERMITTED TRANSFEREES." Each Permitted Transferee shall be deemed a Stockholder for purposes of this Agreement.

          (d) COUNTERPARTS. Prior to and in connection with any Transfer of any Stockholder Shares (other than pursuant to a Public Sale or a Sale of the Company) to any Person, the holder(s) of Stockholder Shares seeking to Transfer such Stockholder Shares shall cause the prospective transferee to execute a Joinder Agreement pursuant to which such transferee agrees to be bound by the provisions of this Agreement affecting the Stockholder Shares so Transferred.

          (e) REPURCHASE ON TERMINATION OF EMPLOYMENT. The Parties acknowledge that each of the Investors is presently an employee of Medex. Notwithstanding anything contained in this Agreement to the contrary, in the event that an Investor's employment with Medex shall:

                 (i) be terminated by the Company for Cause or by the Investor's voluntary resignation without Good Reason, then, during the period of six (6) months commencing on the date of termination of employment, the Company shall have the right, but not the obligation, to repurchase all, but not less than all, of the Stockholder

     Shares held by such Investor and any Permitted Transferee who holds Stockholder Shares transferred, directly or indirectly, by such Investor (a "CALL RIGHT"). The Company shall provide a notice within the six (6) month period identified above of its election to exercise its Call Right under this subsection (i) to the Investor (the "REPURCHASE NOTICE"), which Repurchase Notice shall set forth the closing date for the repurchase of Stockholder Shares. The repurchase price for all Stockholder Shares repurchased pursuant to this subsection (i) shall be the Appraised Value of such shares at the time of repurchase. Payment for such Stockholder Shares shall be made by the Company in a single lump sum payment of cash on the closing date set forth in the Repurchase Notice, PROVIDED HOWEVER, that, the Stockholder Shares shall be deemed to have been redeemed on such closing date but no payment shall be due and payable unless and until the Investor and his or her Permitted Transferees shall deliver to the Company the certificates for the repurchased Stockholder Shares (or affidavit of lost certificate, as applicable), together with a certificate, in form reasonably satisfactory to the Company, certifying that such shares are free and clear of all liens and encumbrances.

                 (ii) be terminated as a result of the death or Disability of the Investor, the Company shall repurchase all, but not less than all, of the Stockholder Shares held by such Investor and any Permitted Transferee who holds Stockholder Shares transferred, directly or indirectly, by such Investor; PROVIDED, HOWEVER, the Company shall not be obligated to repurchase any Stockholder Shares pursuant to this subsection (ii) during the period in which such repurchase would violate any term or condition contained in, or result in a default or potential event of default under, any agreement relating to or governing the Company's outstanding indebtedness for borrowed money, including without limitation, the Senior Credit Agreement and the Indenture. The repurchase price for all Stockholder Shares repurchased pursuant to this subsection (ii) shall be the Appraised Value of such shares at the time of repurchase, which repurchase shall be consummated within ninety (90) days of such death or disability. Payment for such Stockholder Shares shall be made by the Company in a single lump sum payment of cash on the closing date, PROVIDED HOWEVER, the Stockholder Shares shall be deemed to have been redeemed on such closing date but no payment shall be due and payable unless and until the Investor (or executor) and his or her Permitted Transferees shall deliver to the Company the certificates for the repurchased Stockholder Shares (or affidavit of lost certificate, as applicable), together with a certificate, in form reasonably satisfactory to the Company, certifying that such shares are free and clear of all liens and encumbrances. Notwithstanding anything to the contrary herein, the Company's repurchase obligation under this subsection (ii) with respect to any Investor who is a Senior Executive shall be limited to such number of Stockholder Shares not exceeding $5,000,000 in value (with any remaining Stockholder Shares to be retained by the Senior Executive or his Permitted Transferees, as applicable).

                 (iii) be terminated by the Company without Cause or by the Investor for Good Reason, then, during the period of six (6) months commencing on the date of termination of employment, (x) the Investor, including a Senior Executive, shall have the option, but not the obligation, to sell to the Company and cause the Company to repurchase all, but not less than all, of the Stockholder Shares held by such Investor and any Permitted Transferee who holds Stockholder Shares transferred, directly or indirectly, by such Investor (a "PUT RIGHT") and (y) in the case of an Investor other than a Senior Executive, the Company shall have a Call Right to repurchase all, but not less than all, of the Stockholder Shares held by such Investor and any Permitted Transferee who holds Stockholder Shares transferred, directly or indirectly, by such Investor. If the Investor elects to exercise his or her Put Right under this subsection (iii), the Investor shall provide a notice within the six (6) month period identified above of the election to exercise his or her Put Right under this subsection (iii) to the Company (the "OPTION NOTICE") setting forth the closing date for the sale and repurchase of Stockholder Shares. If the Company elects to exercise its Call Right under this subsection (iii), the Company shall provide a Repurchase Notice to the Investor setting forth the closing date for the repurchase of Stockholder Shares. The repurchase price for all Stockholder Shares repurchased pursuant to this subsection shall be the Appraised Value of such shares at the time of repurchase. Payment for such Stockholder Shares shall be made by the Company in a single lump sum payment of cash on the closing date set forth in the Option Notice or Repurchase Notice, as the case may be, PROVIDED, HOWEVER, the Company shall not be obligated to repurchase any Stockholder Shares pursuant to this subsection (iii) during the period in which such repurchase would violate any term or condition contained in, or result in a default or potential event of default under, any agreement relating to or governing the Company's outstanding indebtedness for money borrowed, including without limitation, the Senior Credit Agreement and the Indenture and PROVIDED FURTHER, that, the Stockholder Shares shall be deemed to have been redeemed on such closing date but no payment shall be due and payable unless and until the Investor and his or her Permitted Transferees shall deliver to the Company the certificates for the repurchased Stockholder Shares (or affidavit of lost certificate, as applicable), together with a certificate, in form reasonably satisfactory to the Company, certifying that such shares are free and clear of all liens and encumbrances. Notwithstanding anything to the contrary herein, the Company's repurchase obligation under this subsection (iii) with respect to any Investor who is a Senior Executive shall be limited to such number of Stockholder Shares not exceeding $5,000,000 in value (with any remaining Stockholder Shares to be retained by the Senior Executive or his Permitted Transferees, as applicable).

                 (iv) Unless otherwise agreed by the applicable Investors, if there are multiple repurchases under subsection (ii) and/or (iii) above, and such repurchases are subject to the limitations relating to the any agreements relating to or governing the Company's outstanding indebtedness for borrowed money, including without limitation, the Senior Credit Agreement and the Indenture, the amounts permitted to be repurchased will be pro-rated based on the ownership percentages of such Investors.

          Section 7.     ADDITIONAL ISSUANCES.

          (a) Except for issuances of equity securities or securities or instruments containing equity-like features (i) of Common Stock or options to acquire Common Stock to employees of the Company or its Subsidiaries on terms approved by the Board, (ii) of Common Stock issued or issuable upon exercise of any options granted in accordance with subpart (i), (iii) upon the conversion, recapitalization or reorganization of any class or series of securities of the Company, (iv) as consideration for the acquisition of or investment in another company or business (whether through a purchase of securities, a merger, consolidation, purchase of assets or otherwise), (v) shares or other securities issued or sold to parties that are
(1) strategic partners in connection with a commercial relationship with the Company or (2) providing the Company with equipment leases, real property leases, loans, credit lines, guarantees of indebtedness, cash price reductions or similar transactions under arrangements approved by the Board of Directors,
(vi) in a Public Offering, (vii) as additional yield or return in respect of institutional indebtedness for borrowed money or (viii) as a dividend or distribution in respect of the Company's equity securities (in connection with a split of the Company's equity securities or similar event), if the Company authorizes the issuance or sale of any equity securities or securities or instruments containing equity-like features ("ADDITIONAL SECURITIES"), the Stockholders shall be entitled to purchase a portion of such Additional Securities, as provided herein.

          (b) At least thirty (30) days prior to the issuance of any Additional Securities, the Company shall deliver written notice (the "ISSUANCE NOTICE") to each Stockholder hereunder (collectively, the "ELIGIBLE STOCKHOLDERS") specifying in reasonable detail the number and type of Additional Securities to be issued and the terms and conditions of the issuance. Each Eligible Stockholder may elect to participate in the contemplated issuance by delivering written notice (the "ELECTION NOTICE") to the Company of its intention to exercise its rights hereunder within ten (10) days after receipt of the Issuance Notice from the Company.

          (c) Each Eligible Stockholder may participate in the contemplated issuance at the same price per Additional Security and on the same terms (including purchasing the same strip of securities being offered) by delivering written notice to the Company within twenty (20) days following delivery of the Issuance Notice specifying the maximum amount of Additional Securities which such Eligible Stockholder desires to purchase; PROVIDED that each Eligible Stockholder purchasing Additional Securities shall pay in cash an amount equal to the fair market value of any non-cash consideration to be received for the Additional Securities (as determined in good faith by the Board).

          (d) If any Eligible Stockholders have elected to purchase Additional Securities, such Additional Securities shall first be allocated among the Eligible Stockholders so electing in an amount equal to the lesser of (i) the maximum amount specified by each such Eligible Stockholder in its notice to the Company, and (ii) such Eligible Stockholder's PRO RATA share of Common Stock (determined on a fully-diluted basis without duplication) held by all Eligible Stockholders immediately prior to the issuance of Additional Securities. If any Additional Securities remain after giving effect to such procedure, such procedure shall be repeated until either all Additional Securities requested to be purchased by Eligible Stockholders have been so allocated or no Additional Securities remain available for purchase.

          (e) If any Eligible Stockholders have elected to purchase Additional Securities, the Company shall sell, and such Eligible Stockholders shall purchase, the amount of Additional Securities determined pursuant to the procedures provided above at a mutually agreeable time and place but in no event later than forty-five (45) days following delivery of the Issuance Notice (the "ISSUANCE CLOSING"). At the Issuance Closing, the Company shall deliver to each such Eligible Stockholder the certificates or other instruments representing the issued securities, free and clear of all liens and encumbrances, and each such Eligible Stockholder shall make customary investment representations to the Company and shall deliver to the Company the purchase price therefor by cashier's or certified check payable to the Company or by wire transfer of immediately available funds to an account designated by the Company.

          (f) To the extent that the Eligible Stockholders have not elected to purchase all of the Additional Securities being offered, the Company may, within ninety (90) days following delivery of the Issuance Notice, sell such Additional Securities to one or more independent third parties at a price no less than the price per Additional Security and on such other terms and conditions no more favorable to such third party purchaser(s) than offered to the Eligible Stockholders in the Issuance Notice. Any Additional Securities not sold within such 90-day period shall be reoffered to the Eligible Stockholders in accordance with the provisions hereof prior to any subsequent sale.

          Section 8. LEGEND. The Stockholder Shares have not been registered under the Securities Act and, therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN STOCKHOLDERS AGREEMENT DATED AS OF MAY 21, 2003 (THE "STOCKHOLDERS AGREEMENT"), AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL CERTAIN CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A RECAPITALIZATION STOCKHOLDERS AGREEMENT DATED AS OF APRIL 21, 2003 (THE "RECAPITALIZATION AGREEMENT"), AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE COMPANY, OEP MEDVEST LLC AND CERTAIN OTHER INDIVIDUALS PARTY THERETO. A COPY OF THE STOCKHOLDERS AGREEMENT AND RECAPITALIZATION AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The Company shall imprint such legend on certificates evidencing Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any securities of the Company which cease to be Stockholder Shares in accordance with the definition thereof.

          Section 9.     DEFINITIONS.

          "ADDITIONAL SECURITIES" has the meaning set forth in SECTION 7(a) of this Agreement.

          "AFFILIATE" of any Person means any other Person, directly or indirectly controlling, controlled by or under common control with such Person.

          "AGREEMENT" shall have the meaning set forth in the Preamble to this Agreement.

          "APPRAISED VALUE" means the fair market value of the Stockholder Shares, without adjustment for control premium, limitations on voting rights and transfers contained in this Agreement or minority interest, as agreed upon by the Company and a selling Investor, as applicable; provided that if the purchasing and selling parties cannot agree upon the fair market value within fifteen (15) days, such value will be determined by an appraisal performed at the expense of the Company by a nationally or regionally recognized independent appraisal firm selected by the Company and reasonably acceptable to the Investor; PROVIDED that such appraiser shall be directed to determine the value of the Stockholder Shares as soon as practicable, but in no event later than thirty (30) days from the date of its selection, and, for such purposes all rights, options and warrants (whether vested or unvested) to subscribe for or purchase, and other securities convertible into, or exchangeable for, Common Stock shall be deemed to be exercised, exchanged or converted, and the underlying shares of Common Stock shall be deemed outstanding.

          "AVAILABLE SECURITIES" has the meaning set forth in SECTION 6(a)(i) of this Agreement.

          "BOARD" shall have the meaning set forth in the Preamble to this Agreement.

          "CALL RIGHT" has the meaning set forth in SECTION 6(e)(i) of this Agreement.

          "CAUSE" shall be given the meaning set forth in the Severance and Non-Compete Agreement.

          "COMMON STOCK" means the common shares of the Company, without par value.

          "COMPANY" shall have the meaning set forth in the Preamble to this Agreement.

          "DEFERRED COMPENSATION PLAN" means any deferred compensation plan or long term management bonus plan approved by the Board and established and maintained by the Company for the benefit of a Stockholder who is also an employee of the Company, for purposes hereof, the Company's Employee Stock Option Plan, as in effect from time to time, shall constitute a Deferred Compensation Plan hereunder.

          "DISABILITY" shall be given the meaning set forth in the Severance and Non-Compete Agreement.

          "ELECTION NOTICE" has the meaning set forth in SECTION 7(b) of this Agreement.

          "ELIGIBLE STOCKHOLDERS" has the meaning set forth in SECTION 7(b) of this Agreement.

          "EXEMPT TRANSFER" means any Transfer (other than (i) Transfers pursuant to a Public Sale, (ii) Transfers to any Permitted Transferees, (iii) a Transfer to the Company, OEP or a Permitted Transferee of OEP pursuant to
SECTION 6(a) or (iv) redemptions of Preferred Stock pursuant to the Company's Articles of Incorporation) which together with all other such Transfers previously made by such Stockholder and its Permitted Transferees, in the aggregate, equals less than 5% of the Stockholder Shares held by such Stockholder on the date hereof.

          "FAMILY GROUP" means with respect to any Person, his or her spouse and descendants (whether natural or adopted), siblings, any trust solely for the benefit of such Person and/or his or her spouse and/or descendants and/or siblings, and any retirement plan for the Person.

          "GOOD REASON" shall be given the meaning set forth in the Severance and Non-Compete Agreement; PROVIDED, HOWEVER, that for purposes of this Agreement, Good Reason shall not include the events described in clause (D) of the definition of "Good Reason" set forth in the Severance and Non-Compete Agreement.

          "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Common Stock on a fully-diluted basis (a "10% OWNER"), who is not an Affiliate of any such 10% Owner, who is not the spouse or descendent (by birth or adoption) of any such 10% Owner or a trust for the benefit of any such 10% Owner and/or such other Persons, and who is not a Person who through contract or other arrangements (other than arrangements entered into in connection with the contemplated transactions) would be an Affiliate immediately after the contemplated transaction.

          "INDENTURE" means the indenture dated as of May 21, 2003 by and among the Company, Medex, the guarantors named therein and The Bank of New York, as Trustee, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes and guarantees), in each case, as such indenture, agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time or any restructuring of all or any portion of the indebtedness under such agreement or any successor agreement or agreements.

          "INITIAL PUBLIC OFFERING" means the first sale in an underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar form) of shares of any class of the Common Stock.

          "INVESTORS" shall have the meaning set forth in the Preamble to this Agreement.

          "ISSUANCE CLOSING" has the meaning set forth in SECTION 7(e) of this Agreement.

          "ISSUANCE NOTICE" has the meaning set forth in SECTION 7(b) of this Agreement.

          "JOINDER AGREEMENT" shall have the meaning set forth in the Preamble to this Agreement.

          "MANAGEMENT DIRECTORS" has the meaning set forth in SECTION 1(a)(ii) of this Agreement.

          "MEDEX" has the meaning set forth in SECTION 1(a)(v) of this Agreement.

          "OEP" shall have the meaning set forth in the Preamble to this Agreement.

          "OEP DIRECTORS" has the meaning set forth in SECTION 1(a)(ii) of this Agreement.

          "OPTION NOTICE" has the meaning set forth in SECTION 6(e)(iii) of this Agreement.

          "OTHER STOCKHOLDERS" has the meaning set forth in SECTION 6(b) of this Agreement.

          "PARTICIPATING STOCKHOLDER" has the meaning set forth in SECTION 6(b) of this Agreement.

          "PARTY" or "PARTIES" shall have the meaning set forth in the Preamble to this Agreement.

          "PERMITTED TRANSFEREES" has the meaning set forth in SECTION 6(c) of this Agreement.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PREFERRED STOCK" means the preferred shares of the Company, without par value.

          "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of any class of the Common Stock.

          "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act (including Rule 144(k)).

          "PUT RIGHT" has the meaning set forth in SECTION 6(e)(iii) of this Agreement.

          "QUALIFIED PUBLIC OFFERING" means the sale by the Company in an underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar form) of shares of Common Stock having an aggregate offering value of at least $75 million and that results in the Company having a deemed market capitalization of at least $300 million.

          "REPURCHASE NOTICE" has the meaning set forth in SECTION 6(e)(i) of this Agreement.

          "REQUISITE MAJORITY" means Stockholders holding in the aggregate in excess of 50% of the then outstanding Common Stock.

          "SALE OF THE COMPANY" means a transaction or a series of related transactions involving (a) the sale of eighty percent (80%) or more of the assets (based on their fair market value) of the Company; (b) any consolidation, merger or recapitalization of the Company (i) in which the Company is not the continuing or surviving corporation or (ii) pursuant to which the Company's voting stock would be converted into cash, securities and/or other property, in each case other than any such transaction in which holders of the Company's voting stock immediately before the transaction, in the aggregate, have (or upon conversion, exercise or similar action would have) more than fifty percent (50%) of the voting power of all issued and outstanding securities of the surviving corporation after the transaction; (c) the liquidation or dissolution of the Company; or (d) any sale to a Person not Affiliated with a then current stockholder of voting stock representing more than fifty percent (50%) of the votes eligible to be cast by stockholders of the Company in the election of members of the Board of Directors.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR CREDIT AGREEMENT" means the Credit Agreement by and among Medex, the Company, the Subsidiaries of Medex party thereto, the financial institutions party thereto, Wachovia Bank, National Association, as Administrative Agent, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, guarantees and security documents), in each case, as such agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time or any restructuring of all or any portion of the indebtedness under such agreement or any successor agreement or agreements.

          "SENIOR EXECUTIVE" shall mean any of Dominick Arena, Michael I. Dobrovic, Ralph E. Dickman, Jr., Charles J. Jamison and Georg Landsberg.

          "SEVERANCE AND NON-COMPETE AGREEMENT" means the form of Severance and Non-Compete Agreement between Medex and a Senior Executive attached to the Recapitalization Agreement dated April 21, 2003.

          "SIGNIFICANT STOCKHOLDER" has the meaning set forth in SECTION 6(b) of this Agreement.

          "STOCKHOLDER" shall have the meaning set forth in the Preamble to this Agreement.

          "STOCKHOLDER SHARES" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any Common Stock issued or (to the extent vested and exercisable) issuable directly or indirectly to any Stockholder upon exercise of any options, warrants or other convertible or exchangeable securities, (iii) any Preferred Stock purchased or otherwise acquired by any Stockholder, and (iv) any Preferred Stock or Common Stock issued or issuable to any Stockholder with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Stockholder Shares if such Person has the right to acquire directly or indirectly Stockholder Shares (upon conversion or exercise of such rights but disregarding any restrictions or limitations on the exercise of such rights), whether or not such acquisition has been effected. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (z) or repurchased by the Company or any Subsidiary of the Company.

          "SUB BOARD" has the meaning set forth in SECTION 1(a)(v) of this Agreement.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

          "TAG-ALONG SALE NOTICE" has the meaning set forth in SECTION 6(b) of this Agreement.

          "TRANSFER" means any sale, transfer, assignment, pledge or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

          "TRANSFER NOTICE" has the meaning set forth in SECTION 6(a)(i) of this Agreement.

          "TRANSFERRING HOLDER" has the meaning set forth in SECTION 6(a)(i) of this Agreement.

          Section 10. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          Section 11. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, OEP and a majority-in-interest of the Investors; PROVIDED that no such amendment or modification that would materially and adversely affect any holder of Stockholder Shares in a manner different than any other holder of Stockholder Shares shall be effective against such holder of Stockholder Shares without the prior written consent of holders of at least a majority of Stockholder Shares materially and adversely affected thereby. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding anything herein to the contrary, the Company may provide for other Persons to become parties to this Agreement by executing a copy of the Joinder Agreement.

          Section 12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          Section 13. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way, including without limitation that certain letter agreement, dated February 21, 2003, by and among One Equity Partners LLC, MedVest Holdings Corporation and Medex, Inc.

          Section 14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          Section 15. COUNTERPARTS. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          Section 16. REMEDIES. The Company and each Stockholder shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          Section 17. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company and AbilityOne at the addresses set forth below and to any other recipient at the address indicated on the SCHEDULE OF INVESTORS attached hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service. The Company's address is:

                 MedVest Holdings Corporation
                 6250 Shier-Rings Road
                 Dublin, OH 43016
                 Attention: Dominick Arena and Charles Jamison

                 WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                 Calfee, Halter & Griswold, LLP
                 1650  Fifth Third Center
                 21 East State Street
                 Columbus, Ohio 43215
                 Attention: Douglas S. Morgan

                 If to OEP:
                 OEP MedVest LLC
                 c/o One Equity Partners
                 55 West Monroe Street, Suite 1600
                 Chicago, IL 60670
                 Attention: Timothy A. Dugan

                 WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                 Winston & Strawn
                 35 West Wacker Drive
                 Chicago, IL 60601
                 Attention: Stanford J. Goldblatt

          Section 18. SPOUSAL CONSENT. In connection with the execution of this Agreement, each of the Stockholders which is an individual agrees to cause his or her spouse to execute and deliver to the Company the spousal consent in the form set forth on EXHIBIT B hereto.

          Section 19. GOVERNING LAW. All issues and questions concerning the relative rights and obligations of the Company and its stockholders, or the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto, shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

          Section 20. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the first business day immediately following such Saturday, Sunday or legal holiday.

          Section 21. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          Section 22. ACTION BY INVESTORS. Any action by the Investors and the Permitted Transferees of the Investors that have become Stockholders hereunder shall be deemed to have been taken and shall be effective upon the vote or written consent of Investors holding a majority of the aggregate Stockholder Shares held by the Investors.

          Section 23. TERMINATION. This Agreement shall terminate automatically and be of no further force and effect upon the first to occur of
(i) the closing of a Qualified Public Offering and (ii) the consummation of a Sale of the Company.

                            [signature page follows]

          IN WITNESS WHEREOF, the Parties have executed this Stockholders Agreement as of the date and year first above written.


                                            MEDVEST HOLDINGS CORPORATION.


                                            By: /s/ Dominick A Arena
                                               -------------------------------
                                            Name: Dominick A Arena
                                            Its: President and CEO


                                            OEP MEDVEST, LLC


                                            By: /s/ Herreld N. Kirkpatrick III
                                               -------------------------------
                                            Name: Herreld N. Kirkpatrick III
                                            Its:

                                              /s/ Dominick A Arena
                                             ---------------------------------
                                            Dominick A. Arena

                                              /s/ Ralph B Dickman, Jr.
                                             ---------------------------------
                                            Ralph B. Dickman, Jr.

                                              /s/ Michael I. Dobrovic
                                             ---------------------------------
                                            Michael I. Dobrovic

                                              /s/ Charles J. Jamison
                                             ---------------------------------
                                            Charles J. Jamison

                                              /s/ Dr Georg Landsberg
                                             ---------------------------------
                                            Dr. Georg Landsberg

                                              /s/ Catherine Chenetski
                                             ---------------------------------
                                            Catherine Chenetski

                                              /s/ Steven Glover
                                             ---------------------------------
                                            Steven Glover

                                              /s/ Clifford Oman
                                             ---------------------------------
                                            Clifford Oman


                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                                              /s/ James Hamilton
                                             ---------------------------------
                                            James Hamilton

                                              /s/ Nigel Perry
                                             ---------------------------------
                                            Nigel Perry

                                              /s/ William Ventura
                                             ---------------------------------
                                            William Ventura

                                              /s/ Paul Cernich
                                             ---------------------------------
                                            Paul Cernich

                                              /s/ A. Paul Bennett
                                             ---------------------------------
                                            A. Paul Bennett

                                              /s/ Richard Hartnett
                                             ---------------------------------
                                            Richard Hartnett


                [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT CONT.]

                                                                       EXHIBIT A

                  FORM OF TRANSFER NOTICE AND JOINDER AGREEMENT

          This notice is being delivered to MedVest Holdings Corporation, an Ohio corporation (the "COMPANY"), pursuant to SECTION 6(d) of the Stockholders Agreement, dated as of May 21, 2003 (as amended from time to time, the "STOCKHOLDERS AGREEMENT"), among the Company, OEP MedVest LLC, a Delaware limited liability company, and certain other stockholders of the Company who are from time to time party thereto. Capitalized terms used herein shall have the meanings assigned to such terms in the Stockholders Agreement.

          The undersigned hereby notifies the Company that [NAME OF STOCKHOLDER] has transferred to the undersigned [____ STOCKHOLDER SHARES (____ SHARES OF COMMON STOCK AND ____ SHARES OF PREFERRED STOCK)]. In connection with such transfer, the undersigned hereby becomes a party to the Stockholders Agreement and agrees to be bound by the provisions of the Stockholders Agreement affecting such Stockholder Shares.

          Any notice provided for in the Stockholders Agreement should be delivered to the undersigned at the address set forth below:

                       ________________________________

                       ________________________________

                       ________________________________
                       Telephone:______________________
                       Facsimile:______________________

Date:
     --------------


                                                         ----------------------
                                                         [Transferee]

                                                                       EXHIBIT B

                                 SPOUSAL CONSENT

The spouse of the Stockholder executing the counterpart of the Stockholders Agreement, dated as of May 21, 2003 (as amended from time to time, the "STOCKHOLDERS AGREEMENT"), among the Company, OEP MedVest LLC, a Delaware limited liability company, and certain other stockholders of the Company who are from time to time party thereto is aware of, understands, and consents to the provisions of the foregoing Stockholders Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter receive, and agrees that the termination of his or her marital relationship with a Stockholder for any reason shall not have effect of removing any shares of Stockholder Shares subject to the Stockholders Agreement from the coverage thereof and that his or her awareness, understanding, consent, and agreement is evidenced by his or her signature below.


                                        ---------------------------------------

                                        Print Name:
                                                    ---------------------------

                                        Date:
                                             ----------------------------------

                              SCHEDULE OF INVESTORS

                             NAME AND NOTICE ADDRESS

All Investor Notices should be sent to:


Medex, Inc.
6250 Shier-Rings Road
Dublin, Ohio 43016-1295